                                                                     EXHIBIT 1.2

NO.                                                             FOR THE PURCHASE
                                                               OF 100,000 SHARES

            VOID AFTER 4:00 P.M. CHICAGO TIME ON NOVEMBER ___, 2001


                              BAB HOLDINGS, INC.
                   COMMON STOCK PURCHASE WARRANT CERTIFICATE

     THIS CERTIFIES that, for value received, BAB Holdings, Inc., a Illinois corporation (hereinafter called the "Company"), upon the surrender of this Warrant Certificate (which Warrant Certificate evidences a number of Common Stock Purchase Warrants ("Warrants") equal to the number of Shares set forth above) to the Company at its principal executive office (provided, and only if, this Warrant Certificate shall be so surrendered subsequent to 4:00 P.M. Chicago Time on November ___, 1997, but before 4:00 P.M. Chicago Time on November ___,
2001), will sell and deliver, or cause to be sold and delivered to The Chicago Corporation ("TCC") or registered assigns, fully paid and nonassessable shares of the Common Stock, no par value per share, of the Company ("Shares"), evidenced by a certificate therefor, upon payment of the warrant price for the number of Shares in respect of which this Warrant Certificate is exercised; provided, however, that under certain conditions set forth hereinafter the number of Shares purchasable upon the exercise of the Warrants evidenced hereby may be increased or reduced, or other securities, property and/or cash may become purchasable in lieu thereof upon the exercise of the Warrants evidenced hereby. In such event the term "Shares" shall mean, unless the context otherwise requires, the shares, other securities, property and cash at the time receivable upon the exercise of the Warrants evidenced hereby. The warrant price at which the Shares shall be purchasable (the "Purchase Price") upon the exercise of the Warrants evidenced hereby shall be $_______ per Share, or, in the event of any subdivision of Warrants pursuant to Section 4 hereof, such other purchase price as may then be in effect. The warrant price is payable, upon the exercise of the Warrants evidenced hereby, in cash, or by certified or official bank check, wire transfer, or postal or express money order, payable in United States Dollars, to the order of the Company. The right of purchase represented by this Warrant Certificate is exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for part only of the Shares specified herein and, in the event this Warrant Certificate is exercised in respect of less than all of such Shares, a new Warrant Certificate for the remaining number of such Shares will be issued on such surrender.

     Upon any exercise of the Warrants evidenced by this Warrant Certificate, the form of election to purchase attached hereto must be duly executed and the accompanying instructions for the registration and delivery of Shares must be filled in.

     This Warrant Certificate and the Warrants evidenced hereby are subject to the terms and conditions hereinafter set forth.

    1. Delivery of Share Certificates on Exercise. As soon as practicable after the exercise of Warrants and payment of the Purchase Price, the Company at its expense (including the payment by it of any applicable issue or other tax) will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, a certificate or certificates for the number of full Shares to which such holder shall be entitled upon such exercise, and cash as provided in
Section 2 hereof, in respect of any fraction of a Share otherwise issuable upon such exercise.

     All Shares issued upon the exercise of Warrants shall be duly issued and outstanding and fully paid and nonassessable.

     Irrespective of the date of issue and delivery of certificates for any Shares issuable upon the exercise of Warrants, each person in whose name any such certificate is issued shall for all purposes be deemed to have become the holder of record of the Shares represented thereby on the date on which this Warrant Certificate was surrendered and payment of the Purchase Price was tendered. Each person holding any Shares received upon exercise of Warrants shall be entitled to receive only dividends or distributions which are payable to holders of record on or after the date on which such person became the holder of record of such Shares.

     2. Payment of Cash in lieu of Fractional Shares. The Company shall not be required to issue fractional Shares upon exercise of Warrants. If a fractional interest in a Share would be otherwise deliverable upon the exercise of Warrants, the Company shall make payment therefor in cash at the Market Price thereof on the last business day before the exercise date. The term "Market Price" shall mean the closing price of the Shares on the date in question on the principal securities exchange on which the Shares may then be listed or, if the Shares are not then listed on a national securities exchange, the closing bid price on such date in the over-the-counter securities market.

     3. Adjustments in Shares Receivable upon Exercise of Warrants. If the Company shall (1) make a distribution in its Shares, (2) subdivide its outstanding Shares, (3) combine its outstanding Shares into a smaller number of Shares, (4) issue by reclassification of its Shares any shares of the Company, or (5) merge, consolidate, sell, lease, or exchange all or substantially all of the assets of the Company, the number of Shares issuable upon the exercise of each Warrant evidenced by this Warrant Certificate shall be the same number and kind of Shares and the same amount of securities, property, or cash as the holder hereof would have been entitled to receive upon the happening of the above events if immediately prior to any such event such holder had exercised such Warrant and had purchased Shares. For this purpose, any event described in
(1) through (5) in the preceding sentence shall be deemed to have occurred immediately after the opening of business on the day following the date fixed for the determination of the shareholders entitled to participate in such event.

     If the Company issues or grants, other than issuances or grants pursuant to a stock option plan of the Company existing on the date hereof, stock options, warrants or other rights to acquire Common Stock of the Company at a price lower than 100% of the Market Price on the last business day before the date of issuance or grant or if the Company offers the right to subscribe for additional Shares to its shareholders at a price below 100% of the Market Price on the last business day before the date the offer is made, such issuance or grant of stock options, warrants or other rights or offering of rights shall be deemed to constitute a distribution in Shares of that number of Shares which is determined by dividing the Market Price on the last business day before the date of issuance or grant of stock options, warrants or other rights or offering of rights into the difference between (A) the total Market Price as of such time of the number of Shares purchasable upon exercise of such options or rights and (B) the total offering price of such Shares.

     The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company, to make any computation required under this Section, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section.

     No adjustment of the Shares issuable upon exercise of Warrants shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Shares issuable upon exercise of Warrants or a change in the kind or class of Shares or other securities or property so issuable upon any such exercise; provided, that any adjustments of less than 1% shall accumulate and be taken into account in determining whether any subsequent adjustment shall be made and the amount thereof.

     Whenever the Company shall take any action requiring an adjustment in the Shares receivable upon the exercise of a Warrant, the Company shall promptly cause to be mailed to the registered holder thereof, at such holder's address appearing on the Warrant register, a notice stating the date of the action, the type of action and the adjustment required. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the action taken or of any distribution in connection therewith.

     4. Subdivision of Warrants. If as a result of an adjustment under Section 3 hereof (the "Adjustment"), the Shares receivable upon the exercise of a Warrant immediately after the Adjustment shall constitute a multiple (the "Multiple," which Multiple shall be a whole number) of the Shares which would have been receivable upon the exercise of a Warrant immediately prior to the Adjustment, then the Company may at its discretion subdivide the number of Warrants evidenced by this Warrant Certificate into a number of Warrants equal to the Multiple.

     Upon such subdivision of Warrants (the "Subdivision") this Warrant Certificate shall evidence a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate immediately prior to the Subdivision, multiplied by the Multiple; and each Warrant evidenced thereby shall entitle the registered holder hereof to purchase the Shares which would have been receivable upon exercise of such Warrant immediately prior to the Adjustment at a Purchase Price equal to the Purchase Price in effect immediately prior to the Subdivision,

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

divided by the Multiple. Promptly following the Subdivision the Company shall cause to be mailed to the registered holder hereof, at such holder's address appearing on the Warrant register, a notice stating the date and nature of the subdivision and the new Purchase Price effective with the Subdivision. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the Subdivision. In connection with the Subdivision, the Company may at its election make provision for exchange of this Warrant Certificate for a new form of Warrant Certificate.

     5. Registration. The Company shall maintain books for the transfer and registration of Warrants. Such registers shall show the names and addresses of the respective holders of the Warrant Certificates and the number of Shares for which each such Warrant Certificate has been issued.

     6. Transfer of Securities. This Warrant Certificate, the Warrants evidenced hereby and the Shares (the "Warrant Shares") issuable upon the exercise of the Warrants evidenced hereby (collectively, the "Warrant Securities") shall not be transferable except upon the conditions specified in this Section 6.

     6.1 The Chicago Corporation ("TCC") may transfer Warrant Securities at any time to any officer, director, employee or affiliate (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of TCC or to R.J. Steichen & Company or any officer, director, employee or affiliate of R.J. Steichen & Company (the "Permitted Transferees"), and any such Permitted Transferee may transfer Warrant Securities at any time to TCC or another Permitted Transferee. Other than for such transfers, this Warrant Certificate and the Warrants evidenced hereby may not be transferred. Subject to Section 6.2, the Warrant Shares may be transferred, but only in compliance with this
Section 6.

     6.2 Except as permitted by the first sentence of Section 6.1, the holder thereof may not transfer any Warrant Securities prior to November __, 1997.

     6.3 Notice of Proposed Transfer. Prior to any transfer or sale or proposed transfer or sale of any Warrant Shares, the holder thereof shall deliver a written notice to the Company describing briefly the manner of such transfer or sale and a written opinion of counsel for such holder to the effect that such transfer or sale may be effected without the registration of such Warrant Shares under the Securities Act of 1933, as amended (the "Securities Act"). The Company shall thereupon permit or cause its transfer agent (if any) to permit such transfer or sale to be effected unless the Company, within seven business days after receipt of such notice and opinion, shall furnish to such holder and such holder's counsel an opinion of the Company's outside counsel which (i) states that such sale or transfer may not be effected without the registration of such Warrant Shares under the Securities Act and (ii) specifies the reasons, factual, legal or both, why such counsel's opinion differs from that of such holder's counsel.

     6.4 Termination of Restrictions. Notwithstanding the foregoing provisions of this

                                      -4-
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Section 6, on or after November __, 1997 (i) the restrictions imposed by this
Section 6 upon the transferability of any particular Warrant Shares shall terminate when (1) such securities shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration or (2) written opinions to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation have been received from counsel for the holder thereof and, if the Company shall so require, from counsel for the Company or (3) a letter shall have been issued by the staff of the Securities and Exchange Commission (the "Commission") or a ruling shall have been issued by the Commission stating that no action will be recommended by such staff or taken by the Commission, as the case may be, if such Warrant Shares are transferred without registration under the Securities Act, and such Warrant Shares are transferred in accordance with the conditions set forth in such letter or ruling, and (ii) the restrictions imposed by this Section 6 upon the transferability of this Warrant Certificate and the Warrants evidenced hereby shall terminate when written opinions to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation have been received from counsel for the holder thereof and, if the Company shall so require, from counsel for the Company. In the event that the restrictions imposed by this Section 6 upon the transferability of this Warrant Certificate and the Warrants evidenced hereby shall terminate pursuant to clause (ii) of this Section 6.4, all references in the balance of this Section 6 to "Warrant Shares" shall thenceforth be deemed to be references to "Warrant Securities" unless the context shall otherwise require.

     6.5 Compliance with Rule 144. At the request of any holder thereof who proposes to sell Warrant Shares in compliance with Rule 144 promulgated by the Commission under the Securities Act, the Company shall forthwith furnish to such holder a written statement concerning the Company's compliance with the filing requirements of the Commission as set forth in such Rule, as such Rule may be amended from time to time. Warrant Shares which may then be transferred pursuant to Rule 144 shall be deemed "Freely Transferable" for purposes of Sections 6.6,
6.7 and 6.8 hereof.

     6.6 Required Registration. Upon the written request to register Warrant Shares under the Securities Act made at any time subsequent to November __, 1997 (if at the time the Company is not maintaining the effectiveness under the Securities Act of any registration statement on a form which permits inclusion of the Warrant Shares for disposition in the manner desired by any holder of Warrant Shares), by the holders of at least 51% of the Equivalent Warrant Shares (which term shall mean the total of all Shares issued pursuant to the exercise of Warrants plus all Shares issuable upon the full exercise of all outstanding Warrants) existing on the date of such request which are not then Freely Transferable unless registered under the Securities Act, the Company shall use its best efforts to effect the registration of Warrant Shares under the Securities Act, but only to the extent provided for in the following provisions of this Section 6. A request pursuant to this Section 6.6 shall state the intended method of disposition of the Warrant Shares sought to be registered. Whenever the Company shall, pursuant to this Section 6.6, be requested to effect the registration of any Warrant Shares under the Securities Act, the Company shall promptly give written notice of such proposed registration to all holders of outstanding Warrant Securities, and thereupon the Company shall, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act (which registration may be pursuant to Form S-3 at such times as the Company is eligible to use Form S-3) of such Warrant Shares which the Company has been requested to register for disposition by holders of Warrant Securities in accordance with the intended methods of disposition described in the requests by such holders, all to the extent requisite to permit such sale or other disposition by such holders of Warrant Shares so registered, provided, however, that, the Company shall not be required to effect a registration pursuant to a request made under this Section 6.6 more than once or pursuant to a request made under this Section 6.6 after November ___, 2001.

     6.7 Incidental Registrations. A. If the Company at any time subsequent to November ___, 1997 is maintaining the effectiveness under the Securities Act of any registration statement on a form which permits inclusion of the Warrant Shares, upon each written request of any holder or holders of Warrant Securities which are not then Freely Transferable made on or before November ___, 2003 (which request shall state the intended method of disposition of Warrant Shares), the Company shall use its best efforts to cause all Warrant Shares which each such holder shall have requested be registered to be registered under the Securities Act in accordance with and to the extent permitted by Rule 462(b) thereunder or any successor or similar provision, all to the extent requisite to permit the sale or other disposition by such holder of the Warrant Shares so registered in the manner intended by such holder as set forth in such request.

     B. If the Company at any time subsequent to November ___, 1997, but on or before November ___, 2003, proposes to register any of its securities under the Securities Act on a form which permits inclusion of the Warrant Shares, it shall each such time give written notice to all holders of outstanding Warrant Securities which are not then Freely Transferable of its intention so to do. Upon the written request (stating the intended method of disposition of Warrant Shares) of any such holder given within 20 days after receipt of any such notice, but on or before November ___, 2003, the Company shall use its best efforts to cause all Warrant Shares which such holders shall have requested be registered, to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by such holder of the Warrant Shares so registered in the manner intended by such holder as set forth in such request.

     6.8 Registration Procedures. If and whenever the Company is required by the provisions of this Section 6 to use its best efforts to effect the registration of any of the Warrant Shares under the Securities Act, the Company shall, as expeditiously as possible:

          A. prepare and file with the Commission a Registration Statement (or a post-effective amendment to an appropriate existing Registration Statement of the Company which is then effective under the Securities Act, as the case may be) with respect to such Warrant Shares and use its best efforts to cause such Registration Statement (or such Registration Statement as so post-effectively amended, as the case may be) to become

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     and remain effective under the Securities Act for the period provided in this Section 6;

          B. prepare and file with the Commission such amendments and supplements to such Registration Statement (or such Registration Statement as post-effectively amended, as the case may be) and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement (or such Registration Statement as post-effectively amended, as the case may be) effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Warrant Shares covered by such Registration Statement (or such Registration Statement as post-effectively amended, as the case may be) whenever the seller or sellers of such Warrant Shares shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Section 6;

          C. furnish to each seller of Warrant Shares covered by such Registration Statement (or such Registration Statement as post-effectively amended, as the case may be), such numbers of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of such Warrant Shares;

          D. use every reasonable effort to register or qualify the Warrant Shares covered by such Registration Statement (or such Registration Statement as post-effectively amended, as the case may be) under such other securities or Blue Sky laws of such jurisdictions as each seller thereof shall reasonably request, and do any and all other acts and things which may be necessary under such securities or Blue Sky laws to enable such seller to consummate the public sale or other disposition in such jurisdiction of the Warrant Shares owned by such seller covered by such Registration Statement (or such Registration Statement as post-effectively amended, as the case may be), except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or subject itself to taxation in any such jurisdiction; and

          E. before filing the Registration Statement or any Prospectus or any amendment or supplement to the Registration Statement or any Prospectus with the Commission, furnish each counsel to each seller of Warrant Shares covered or to be covered by such Registration Statement with copies of all such documents proposed to be filed which shall be subject to the reasonable approval of such counsel;

provided, however, that notwithstanding any other provision of this Section 6, the Company shall not in any event be required to use its best efforts to maintain the effectiveness of any such Registration Statement (or any such Registration Statement as post-effectively amended, as the case may be) for a period in excess of 180 days.

     6.9 Expenses. All expenses incurred in effecting the registrations provided for in this

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Section 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or Blue Sky laws of any jurisdictions pursuant to
Section 6.8D hereof, but excluding fees and disbursements of counsel for the sellers and underwriting commissions and discounts attributable to the Warrant Shares being sold by the sellers, shall be paid by the Company.

     6.10 Indemnification. A. In the event of any registration of any of Warrant Shares under the Securities Act pursuant to this Section 6, the Company shall indemnify and hold harmless each seller of such Warrant Shares, each underwriter (as defined in the Securities Act), the directors, officers, employees and agents of such underwriter, each other person who participates in the offering of such securities and each person, if any, who controls such seller, underwriter or participating person within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or a post-effective amendment to such Registration Statement, as the case may be) under which such Warrant Shares were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with such Warrant Shares, or any amendment or supplement thereto, or (2) an omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement (or such Registration Statement as post-effectively amended, as the case may be), preliminary Prospectus, final Prospectus, summary Prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such seller, underwriter, director, officer, agent, employee, participating person, or controlling person specifically for use therein. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

     B. Each holder of any Warrant Shares shall, by acceptance thereof, severally and not jointly, indemnify and hold harmless each other holder of any Warrant Shares, the Company, its directors, officers, agents and employees, each underwriter (as defined in the Securities Act), the directors, officers agents and employees of such underwriter, and each other person, if any, who controls the Company or any underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or a post-effective amendment to such Registration Statement, as the case may be) under which such Warrant Shares were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with such Warrant Shares, or any amendment or supplement thereto, or (2) an omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that such holder shall be liable, in the case of (1) or (2) to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or alleged omission was made in such Registration Statement (or such Registration Statement as post-effectively amended, as the case may be), preliminary Prospectus, final Prospectus, summary Prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use therein. This indemnity will be in addition to any liability that such holder might otherwise have.

     C. Indemnification similar to that specified in subsections A and B of this Section 6.10 shall be given by the Company and each holder of any Warrant Shares (with such modifications as shall be appropriate) covered by any registration or other qualification of securities under any federal or state securities law or regulation other than the Securities Act with respect to any such registration or other qualification effected pursuant to this Section 6.

     D. Any party that proposes to assert the right to be indemnified under this Section 6.10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6.10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

     E. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6.10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or holders of Warrant Shares, the Company and the holders of Warrant Shares will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the holders of Warrant Shares, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the holders of Warrant Shares may be subject in such proportion so as is appropriate to reflect the relative fault of the Company and each holder of Warrant Shares with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the holder of Warrant Shares, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the holders of Warrant Shares agree that it would not be just and equitable if contributions pursuant to this Section 6.10(E) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6.10(E) shall be deemed to include, for purposes of this Section 6.10(E), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. For purposes of this
Section 6.10(E), any person who controls a party to this

Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed any such Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6.10(E), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6.10(E). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     F. Notwithstanding the provisions of Sections 6.10, (i) no holder of Warrant Shares shall be required to pay under such provisions an amount in excess of the proceeds (net of brokerage or underwriting commissions, discounts or the like) received by such holder in payment for the Warrant Shares sold by such holder pursuant to any such Registration Statement and (ii) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section 6.10 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any holder of Warrant Shares.

     6.11 Restrictive Legend. So long as any particular Warrant Securities are not freely transferable, the certificates evidencing such Warrant Securities may be stamped or otherwise inscribed with an appropriate legend to such effect.

     6.12 Transfers and Exchanges of Warrant Certificates. Assuming compliance with the provisions of this Section 6, the Company shall transfer, from time to time, any outstanding Warrant Certificates upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be cancelled. Warrant Certificates may be exchanged at the option of the holder thereof, when surrendered at the principal office of the Company for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares.

     7. Mutilated or Missing Warrants. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and deliver in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution therefor, a new Warrant Certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction hereof and indemnity, if requested, also satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay for such other reasonable charges as the Company may prescribe.

     8. Reservation of Shares, etc. The Company shall at all times keep reserved, out of its authorized and unissued Shares and/or Shares held in its treasury, a number of Shares sufficient to provide for the exercise of all outstanding Warrants, including without limitation, the Warrants evidenced by this Warrant Certificate, and any Transfer Agent for the Shares is hereby irrevocably authorized and directed to reserve such number of Shares as shall be requisite for such purpose. The Company shall supply such Transfer Agent with duly executed Share certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 2 hereof.

     9. Warrant Holder not Deemed a Shareholder. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders for any purpose, or any other rights whatsoever, as a shareholder of the Company.

     10. Agreement of Holders Hereof. The holder of this Warrant Certificate by accepting the same consents and agrees with the Company that:

          A. this Warrant Certificate is transferable only on the registry books of the Company by the registered holder hereof in person or by such holder's attorney duly authorized in writing, and only if surrendered at the principal executive office of the Company, duly endorsed, or accompanied by a proper instrument of transfer satisfactory to the Company in its sole discretion; and

          B. the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner for all purposes whatever and the Company shall not be affected by any notice to the contrary.

     11. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other entity or sell, lease or exchange all or substantially all of its assets to any other entity unless the entity resulting from such merger or consolidation (if not the Company) or acquiring such assets shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of all outstanding Warrants, including without limitation, the Warrants evidenced by this Warrant Certificate , to be performed and observed by the Company. The Company shall give to the registered holder hereof notice of the execution of any such agreement. Such agreements shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 3 hereof. The provisions of this section shall similarly apply to successive consolidations, mergers, sales, leases, and exchanges.

     12. Survival of Indemnities and Agreements. All indemnities and agreements set forth in Section 6 hereof shall survive the exercise of the Warrants evidenced hereby, the issuance of Warrant Shares upon such exercise and the transfer of any Warrant Securities.

     13. Successors and Assigns. This Warrant Certificate and the indemnities and agreements made herein shall inure to the benefit of and be binding upon the Company, the holder hereof and their respective successors, assigns, heirs, executors, and administrators.

     14. Applicable Law. This Warrant Certificate shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be construed in accordance with the laws of said State.

                                       BAB HOLDINGS, INC.


                                       By
                                         ---------------------------------------
                                                         President

(Corporate Seal)

ATTEST:


 --------------------------------------
              Secretary



1246598

                             ELECTION TO PURCHASE

To BAB Holdings, Inc.

     The undersigned hereby irrevocably elects to exercise the Warrants evidenced by the attached Warrant Certificate, and to purchase thereunder
 ...................... Shares of the stock provided for therein, and requests that certificates for such Shares shall be issued in the name of
 .............................and be delivered to...............................
at.....................................and, if said number of Shares shall not be all the Shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the Shares purchasable under the attached Warrant Certificate be registered in the name of, and delivered to, the undersigned at the address stated below.


                              Dated: ...........................,.......

                              Name of warrantholder.............................
                                                           (Please print)

                              Address:..........................................

                              Signature:........................................

                                        Note:  The above signature must
                                               correspond with the name as
                                               written upon the first page of
                                               this Warrant Certificate in every
                                               particular, without alteration or
                                               enlargement or any change
                                               whatever.

                                   ASSIGNMENT

     For Value Received, ...................................hereby sells, assigns and transfers unto ................................. the attached
Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint.............................attorney, to transfer said Warrant Certificate on the books of BAB Holdings, Inc. with full power of substitution in the premises.

     Dated:  ......................,......



                                   .............................................

                                   Note:  The above signature must correspond
                                          with the name as written upon the
                                          first page of this Warrant Certificate
                                          in every particular, without
                                          alteration or enlargement or any
                                          change whatever.

                                               Signature Guaranteed: